Exhibit 6.9

INSTALLMENT PURCHASE AGREEMENT This INSTALLMENT PURCHASE AGREEMENT ( "Agreement" ) is made and entered into as of July 23 , 2021 ( the " Effective Date"), between Shane Ellis ( "Seller" ), and Worldwide Stages, LLC ( "Purchaser" ) . INTRODUCTION Seller wishes to sell and assign to Purchaser, and Purchaser wishes to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement 1150 ( Restated ) Membership Units of the limited liability company interest in Worldwide Stages, LLC, a Tennessee limited liability company ( "Company " ) out of the total 2150 ( Restated ) Membership Units in Company presently held by Seller . Upon such sale and assignment pursuant to an Assignment of Membership Interests in the form of Exhibit A attached hereto ( the "Assignment" ), Seller shall own 1000 ( Restated ) Membership Units as set out in Exhibit A of the Second Amended and Restated Operating Agreement of Company dated July 23 , 2021 ( the "Operating Agreement " ) . AGREEMENT Seller and Purchaser agree hereby as follows : ARTICLE I . DEFINITIONS ; INTERPRETATIONS . 1.1. Definitions . Capitalized terms used in this Agreement, other than those which are defined in the Operating Agreement or the body of this Agreement, are defined in Exhibit B hereto . Capitalized terms not otherwise defined herein or in Exhibit B shall have the respective meanings set forth in the Operating Agreement of Company . Construction . Except as otherwise expressly provided herein, the following rules of construction apply to this Agreement : ( i ) the singular includes the plural and the plural includes the singular except when the context otherwise requires ; (ii) "include" and "including" are not limiting ; (iii) a reference to any agreement or contract includes exhibits, schedules, and permitted supplements and amendments thereto ; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder, (v) a reference to a person or entity includes such person's or entity's permitted successors and assigns ; and ( vi ) unless the context otherwise requires, a reference in this Agreement to an Article, Section, Paragraph, Exhibit, or Schedule is to the respective Article, Section, Paragraph, Exhibit, or Schedule of or to this Agreement . 1.2. ARTICLE II. SALE AND PURCHASE OF LIMITED LIABILITY COM P ANY INTEREST; CAPITAL CONTRIBUTIONS. 1. Sale and Purchase of Limited Liability Company Interest. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, and transfer to Purchaser, and Purchaser shall purchase from Seller, 1150 ( Restated ) Membership Units of the limited liability company interest in Worldwide Stages, LLC, a Tennessee limited liability company ( "Company " ) out of the total 2150 ( Restated ) Membership Units of the interest in Company presently held by Seller . Upon such sell, assignment and transfer, Seller shall own 1000 ( Restated ) Membership Units as set out in Exhibit A of the Second

2 Amended and Restated Operating Agreement of Company dated July 23, 2021 (the " Operating Agreement " ). (b) The purchase price for the Purchased Interest shall be paid as follows: (1) $1,437,500 to be paid on the second anniversary of this Agreement (in 2023) ; and (2) $1,725,000 to be paid on the third anniversary of this Agreement (in 2024). 2.2. Closing . The consummation of the transactions contemplated by this Agreement (the "Closing " ) shall take place at Nashville, Tennessee, or such other place agreed to by the parties hereto, on July 23 , 2021 ( such date of the Closing being hereinafter called the "Closing Date ") . At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement shall take the following actions, which deliveries and actions shall be deemed to have occurred simultaneously and to constitute the Closing hereunder : (a) Seller and Purchaser shall execute and deliver the Assignment pursuant to which Seller shall assign and deliver the Purchased Interest to Purchaser; and (b) Purchaser shall pay Seller the Purchase Price by wire transfer in immediately available funds to a bank account designated by Seller. ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO THE COMPANY. As inducement to Purchaser to enter into this Agreement, Seller represents and warrants, on information and belief to the best of Seller's Knowledge, to Purchaser as follows: L 3.1. Purchased Interest . Seller hereby warrants and represents that : (a) Seller is not a party to any agreements that create rights or obligations in such Seller's Purchased Interest to any third party and (b) Seller is the lawful owner of Seller's Purchased Interest, free and clear from any encumbrances, security interest or liens of any kind and has full power and authority to sell and transfer Seller's Purchased Interest as contemplated herein . Litigation . There is no action, suit, or proceeding pending or, to the Knowledge of Seller after due inquiry, investigation pending or action, suit, proceeding, or investigation threatened against the Company or any Subsidiary or any of their assets in any court or before any governmental department, board, agency, or instrumentality or any arbitrator as to which there is a reasonable possibility of an adverse determination which would materially impair the Company's or any such Subsidiary's, as the case may be, ability to perform its obligations under the Operating Agreement or would have a Material Adverse Effect on the Company or such Subsidiary, as the case may be . Business of the Company . To the best of Seller's Knowledge, the Company has not engaged in any business or activity of any kind, other than the business and activities expressly contemplated and permitted by the Operating Agreement . Tax Matters . 3.2. 3.3. 3.4.

3 (a) To the best of Seller's Knowledge, the Company qualifies ( and has since the date of its formation qualified ) and, giving effect to the terms of the Operating Agreement, will qualify immediately after the Closing Date, to be treated as a partnership for federal income tax purposes and none of the Company, or any current or former Member or any taxing authority has taken a position inconsistent with such treatment . (b) Seller is not a "foreign person" within the meaning of Section 1445 of the Code and it will furnish Purchaser, upon Purchaser's written request, with an affidavit that satisfies the requirements of Section 1445 ( b )(2) of the Code . 3.5. Brokers . No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of Seller . Disclaimer . Seller makes no warranties or representations of any kind, either express or implied, other than expressly contained in writing in this Agreement, including, without limitation, any warranties or representations with respect to the Company or its operations . 3.6. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As an inducement to Seller to enter in this Agreement, Purchaser represents, warrants and agrees to and with Seller as follows: 4.1. Existence and Power . Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee . Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action . This Agreement has been duly executed and delivered by Purchaser and ( assuming due authorizatio n , execution, and delivery by Seller ) constitutes the lega l , valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms . No Conflict ; Required Filings and Consents . Neither the execution, delivery, and performance of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby (i) conflicts with or violates (A) any law, regulation, order, writ, injunction, decree, determination or award of any court, any government department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Purchaser, other than any law, regulation, or order with respect to which Purchaser would not have been subject but for its ownership of the Membership Interest, ( B ) the certificate of incorporation or by - laws of Purchaser, or ( C ) any contract, agreement, instrument, mortgage, note, lease, or other arrangement binding on or affecting Purchaser or any of its property ; ( ii ) requires (A) any consent, authorization, or approval under any contract, agreement, instrument, mortgage, note, lease or other arrangement to which Purchaser or any of its property is bound, or ( B ) any consent, approval, exemption, authorization or permit of, filing with or notification to, or other action by, any court, administrative agency, governmental or regulatory authority, domestic or foreign, other than any consent, authorization or permit of, filing with or notification t o , any governmental or regulatory authority applicable to Purchaser solely by reason of its ownership of the Membership 4.2.

4 Interest; or (iii) results in the creation or imposition of any Encumbrance upon any property of Purchaser. 3. Due Diligence . Purchaser has completed its own due diligence, and has completed an independent review and investigation of all matters Purchaser deems material to the purchase and transaction contemplated herein . Purchaser represents and warrants to Seller that Purchaser is not relying solely on any warranties or representations of Seller made in conjunction herewith . Purchaser warrants and represents that Purchase has had an opportunity to address any and all issues or concerns Purchaser has about any and all matters material to this transaction to Purchaser's satisfaction . 4. Brokers . No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of Purchaser . 5. Disclaimer . Purchaser makes no warranties or representations of any kind, either express or implied, other than expressly contained in writing in this Agreement . ARTICLE V. INDEMNIFICATION. 5.1. Survival of Representations and Warranties. The covenants, agreements, indemnification obligations, representations, and warranties of each of the parties hereto shall survive the Closing until the expiration of the applicable statute of limitations . Seller's Indemnification . Seller agrees to indemnify and hold Purchaser Indemnitees harmless at all times from and after the Closing Date against any Liabilities resulting to Purchaser from ( a ) any material, knowing, inaccurate representation made by Seller (relating to itself or to the Company ) in or under this Agreement, (b) any material and intentional breach of any of warranties made by Seller (relating to itself or to the Company ) in this Agreement, and ( c ) any material and intentional breach or default in the performance by Seller of any of the covenants to be performed by Seller under this Agreement . Promptly after receipt of any written claim or notice of any action giving rise to a claim for indemnification, Purchaser Indemnitees will notify Seller in writing of the claim or action . Failure to so notify Seller will relieve Seller of its indemnification obligations . Seller will be entitled to assume control of the defense of any claim at its expense and through counsel of its choice if it gives notice of its intention to do so to Purchaser within 30 days of the receipt of such notice ; provided, however that if there exists a conflict of interest that would make it inappropriate, in the reasonable judgment of Purchaser upon advice of counsel, for the same counsel to represent both Seller and Purchaser, then Purchaser shall be entitled to retain counsel reasonably acceptable to Seller, at the expense of Seller . I f no such conflict exists, then Purchaser may retain counsel at its own expense and in each case, such counsel shall be entitled to participate in the defense of the claim . In the event that Seller exercises its right to undertake the defense of any claim, as provided above, Purchaser will, at the expense of Seller, provide Seller, its attorneys and insurance carrier with reasonable cooperation and assistance in the defense or settlement of any claim and Seller shall not agree to any settlement which results in an admission of liability or wrongdoing by Purchaser without Purchaser's prior written consent . 5.2. ARTICLE VI. MISCELLANEOUS.

5 6.1. Amendments, Etc . No amendment, modification, or waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement by any party hereto shall be effective unless the same shall be in writing and signed by all the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given . Notices, Etc . All notices, requests, claims, demands, and other communications provided for or permitted hereunder shall be in writing ( including electronic communication ) and telecopied, mailed (registered, airmail postage and charges prepaid ), e - mailed, or delivered personally to the address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as shall be designated by a party in a written notice to the other parties . All such notices and communications shall, when mailed, emailed or telecopied, be effective when received at the relevant address . No Waiver ; Remedies . No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right . The remedies herein provided are cumulative and not exclusive of any remedies provided at law or equity . Binding Effect . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns ; provided, however, that no party may assign this Agreement nor any right under this Agreement without the prior written consent of the other, which consent shall be at the sole discretion of the other party, except for an assignment incident to a merger, consolidation, or reorganization of either party . Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement . Severability . Each provision of this Agreement is intended to be severable, and, if any provision of this Agreement is determined to be illegal or invalid for any reason whatsoever, then such provision shall be given full force and effect to the fullest extent that is legal, valid and enforceable, the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable provision was not contained herein, and the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect . If any provision is held to be unenforceable, the court making such determination shall have the power to, and shall, modify such provision to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form . Consent to Jurisdiction . Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns shall be brought in the courts of the State of Tennessee, County of Davidson or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Tennessee, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement . The parties agree 6.2. 6.3. 6.4. 6.5. 6.6.

6 any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to the convenience of forum . Each of the parties further agrees that notice as provided in this Agreement shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient . THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS AGREEMENT . Notwithstanding any other provision of this Agreement, the Parties agree to engage in binding arbitration with respect to any dispute related to the subject matter set out in this Agreement . Governing Law . This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the law that might otherwise govern under applicable principles of conflict of laws thereof . Headings ; Construction . The headings and captions appearing in this Agreement have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they appertain . Each party to this Agreement acknowledges that such party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement . Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived . Expenses . Each of the parties will bear all expenses incurred by them in connection with this Agreement, in the consummation of the transactions contemplated by this Agreement, and in preparation of this Agreement . 6.7. 6.8. 6.9. 6 . 10 . Entire Agreement . This Agreement, including the Exhibits, Schedules hereto and the Operating Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior agreements, representations, warranties and understandings between or among the parties, whether written or oral, with respect to such subject matter . 6.11. Counterparts . This Agreement may be signed in any number of counterparts, each of which shall be an original and, when taken together, shall constitute one agreement . Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person . [ signature page follows]

(_ 7 (_ INTENDING TO BE BOUND, the parties hereto have caused this Agreement to be duly executed as of the date first above written. SELLER: Shane Ellis By: PURCHASER: Worldwide Stages, LLC K ® By:

8 (_ EXHIBIT A. ASSIGNMENT OF LIMITED LIABILITY COM P ANY MEMBERSIDP INTEREST. [Assignment of Limited Liability Company Membership Interest] (_ (_

9 EXHIBIT B. DEFINITIONS. "Agreement" or " this Agreement" means this Limited Liability Company Interest Purchase Agreement between Seller and Purchaser (including the Exhibits and Schedules hereto) and all amendments thereto . " Assignment" has the meaning specified in the Introduction to this Agreement. "Closing" has the meaning specified in Section 2.2. "Closing Date" has the meaning specified in Section 2 . 2 . "Company" has the meaning specified in the recitals to this Agreement . " Encumbrance" means any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership . " Knowledge" means, with regard to Seller, the actual knowledge of the existence or non - existence of any fact by any individual who, as of the date hereof, is a director, officer, manage r , partner, executor, or trustee of Seller or any individual in any similar capacity) . " Liabilities" means any and all costs, liabilities, losses, actual damages (including consequential, punitive and natural resources damages resulting from third party claims), taxes, penalties, fines, and assessments ( whether criminal or civil), actions, suits, claims, obligations, injuries, judgments, disbursements, and demands of any kind or nature whatsoever, and, except as otherwise expressly provided in the Agreement, shall include all reasonable out - of - pocket costs, disbursements, and expenses actually incurred (including reasonable consultant, expert, and attorney's fees and expenses and costs of investigation, except as otherwise expressly provided herein) . "Material Adverse Effect" means any circumstance, change, event, transaction, loss, failure, effect, or other occurrence, whether individually or in the aggregate with any other circumstance, change, event, transaction, loss, failure, effect or other occurrence, which is or is reasonably likely to be materially adverse to the business, operations, prospects, properties, or conditions (financial or otherwise) of the Company or any Subsidiary, as the case may be . "Operating Agreement" has the meaning specified in the Introduction to this Agreement. " Purchase Price" has the meaning specified in Section 2.l ( a ). "Purchased Interest" has the meaning specified in Section Error! Reference source not foun d .. "Purchaser" has the meaning specified in the recitals to this Agreement . "Purchaser Indemnitee" means Purchaser, its successors and permitted assigns, and any of their shareholders, officers, directors, employees, agents, and representatives .

BILL OF SALE AND ASSIGNMENT OF MEMBERSHIP INTEREST. KNOW ALL MEN BY THESE PRESENTS Shane Ellis ( "Seller" ), hereby warrants to Worldwide Stages, LLC, a Tennessee limited liability company ( "Buyer" } , that he is a member of, and the holder of 2150 (Restated) Membership Units in, Worldwide Stages, LLC, a Tennessee limited liability company (the "Company") and desires to sell back to the Company 1150 (Restated) Membership Units of such total interest ( such 1150 (Restated) Membership Units being the "Assigned Interest ") . THAT for good and valuable consideration, receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, and confirm the Assigned Interest in the Company unto Buyer, its successors, and assigns, free and clear of all encumbrances and Buyer hereby accepts from Seller the Assigned Interest . TO H A VE AND TO HOLD the same unto Buyer, forever . THIS Assignment is delivered pursuant to the Equity Sale and Purchase Agreement dated July 23 , 2021 , by and between Seller and Buyer and is subject to the terms and conditions thereof including the representations and warranties of title to the Assigned Interest set forth therein, and is governed by the laws of the State of Tennessee . INTENDING TO BE BOUND, Seller has caused this Assignment to be duly executed as of the July 23 , 2021 . Seller: Shane Ellis Accepted by Buyer: Worldwide Stages, LLC By: (_